UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
November 29, 2018 (November 21, 2018)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01    Other Events.

On November 21, 2018, external counsel for Laureate Education, Inc. (the “Company”, “we” or “our”) received a letter from the U.S. Department of Justice (“DOJ”) stating that the DOJ had closed its inquiry into possible violations of the U.S. Foreign Corrupt Practices Act with respect to the matters described below. In the letter, the DOJ acknowledged our voluntary disclosure and full cooperation in its investigation, and the remediation that we have undertaken. The Company previously had received a letter from the Division of Enforcement of the Securities and Exchange Commission (“SEC”) stating that it had concluded its investigation as to the Company with respect to such matters and did not intend to recommend an enforcement action against the Company by the SEC.

As previously disclosed, during the fourth quarter of 2014, we discovered irregularities with respect to a donation by our network institution in Turkey, Istanbul Bilgi University, to a charitable foundation. In June 2016, the Audit Committee of our Board of Directors initiated an internal investigation into this matter with the assistance of external counsel. We voluntarily disclosed the investigation and facts related to the donation to the DOJ and the SEC, and the Company fully cooperated with those agencies in their subsequent inquiry and investigation relating to this matter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Thomas J. Plotz
Name:	Thomas J. Plotz
Title:	Vice President, Assistant General Counsel

Date: November 29, 2018